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                                                                     EXHIBIT 1.1

                           PHEAA STUDENT LOAN TRUST I

                                  $___,000,000

                         STUDENT LOAN ASSET-BACKED NOTES

                                 (SERIES 2003-1)

                             UNDERWRITING AGREEMENT

                                   ----------

                               November_____, 2003

_____________________,
as representative of the Underwriters
_______________________________

_______________________________

Ladies and Gentlemen:

        PHEAA Student Loan Trust I, a Delaware statutory trust (the "Company"), proposes to sell to Citigroup (the "Representative") and the other underwriters listed on Schedule A hereto (collectively with the Representative, the "Underwriters"), pursuant to the terms of this Underwriting Agreement, $_____,000,000 aggregate principal amount of its Series 2003-1 Student Loan Asset-Backed Notes (the "Notes") in the classes and initial principal amounts set forth on Schedule A hereto. Manufacturers and Traders Trust Company, a New York corporation, will act as eligible lender trustee (the "Eligible Lender Trustee") on behalf of the Company. The Notes will be issued under an Indenture of Trust dated as of ______________, 2003 (the "Master Indenture") between the Company, the Eligible Lender Trustee and Manufacturers and Traders Trust Company, a New York corporation, as indenture trustee (the "Trustee"), as supplemented by the First Supplemental Indenture of Trust (the "Indenture Supplement" and collectively with the Master Indenture, the "Indenture"). Upon issuance, the Notes will be secured by, among other things, Financed Student Loans (as defined in Appendix A to the Master Indenture) pledged to the Trustee and described in the Prospectus (as defined in Section 3 below). The Financed Student Loans will be serviced by The Pennsylvania Higher Education Assistance Agency, a public corporation and government instrumentality ("PHEAA"), pursuant to a Servicing Agreement dated as of _________, 2003 (the "Servicing Agreement"), between PHEAA and the Company.

        This Agreement, the Master Loan Sale and Contribution Agreement, dated as of ________, 2003, among PHEAA, the Eligible Lender Trustee and PHEAA Student Loan Foundation, Inc. (the "Foundation") (along with the related Loan Transfer Addendum, the "PHEAA Sale Agreement"), the Master Loan Sale Agreement, dated as of __________, 2003, among the Foundation, the Eligible Lender Trustee and the Company (along with the related Loan Transfer Addendum, the "Foundation Sale Agreement" and, collectively with the PHEAA Sale Agreement, the "Sale Agreements"), the Amended and Restated Trust Agreement, dated as of __________, 2003, between Wachovia Bank of Delaware, National Association, as owner trustee (the Owner Trustee") and the Foundation, as depositor (the "Trust Agreement"), the Administration Agreement, dated as of _________, 2003, between PHEAA, as administrator, and the Company (the "Administration Agreement"), the Servicing Agreement and the Indenture shall collectively hereinafter be referred to as the "Basic Documents."

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        Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture or the Prospectus (defined below).

        The Company proposes, upon the terms and conditions set forth herein, to sell to each of the Underwriters on the Closing Date (as hereinafter defined) the aggregate principal amount of each Class of Notes set forth next to the name of each Underwriter on Schedule A hereto. The Company wishes to confirm as follows this agreement with the Underwriters in connection with the purchase and resale of the Notes.

                1. Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, subject to all the terms and conditions set forth herein, to sell to each of the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each of the Underwriters, severally and not jointly, agrees to purchase from the Company, such principal amount of each Class of the Notes at such respective purchase prices as are set forth next to the name of such Underwriter on Schedule A hereto.

                        (b) It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

                2. Delivery of the Notes and Payment Therefor. Delivery to the Underwriters of and payment for the Notes shall be made at the office of PHEAA, 1200 North Seventh Street, Harrisburg, Pennsylvania, at 12:00, noon, Eastern time, on November _____, 2003 (the "Closing Date"). The place of such closing and the Closing Date may be varied by agreement between the Representative and the Company.

                The Notes will be delivered to the Underwriters against payment of the purchase price therefor to the Company in Federal Funds, by wire transfer to an account at a bank in the United States designated by the Company, or such other form of payment as to which the parties may agree. Unless otherwise agreed to by the Company and the Representative, each Class of Notes will be evidenced by a single global security in definitive form deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and will be registered in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in Harrisburg, Pennsylvania, for inspection and packaging not later than 11:30 a.m., Eastern time, on the business day next preceding the Closing Date.

                3. Representations and Warranties of the Company. The Company, the Foundation, and PHEAA jointly and severally represent and warrant to each of the Underwriters that:

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                        (a) A registration statement on Form S-3 (No.
333-102638), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "SEC" or the "Commission") and such registration statement, as amended, has become effective. "Effective Time" means (x) that if the Foundation has advised the Representative that it does not propose to amend the Registration Statement, the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the SEC, or (y) if the Foundation has advised the Representative that it proposes to file an amendment or post-effective amendment to the Registration Statement, the date and time as of which the Registration Statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the SEC. "Effective Date" means the date of the Effective Time. Such registration statement, as amended, and the prospectus relating to the sale of the Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including the base prospectus, any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act, the information deemed to be a part thereof pursuant to Rule 430A(b) under the Act, and the information incorporated by reference therein) are respectively referred to herein as the "Registration Statement," the "Prospectus," and the "Prospectus Supplement" respectively. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

                        (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all material respects to the requirements of the Act, the rules and regulations of the SEC (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), and, except with respect to information omitted pursuant to Rule 430A of the Act, did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of this Agreement and on the Closing Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Rules and Regulations and the Trust Indenture Act, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by the Underwriters, specifically for use therein, or to the Form T-1 filed as an exhibit to the registration statement.

                        (c) The Commission has not issued and, to the best knowledge of PHEAA, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

                        (d) As of the Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by PHEAA, the Foundation, the Company or their affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained.

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                        (e) The Master Indenture and the Indenture Supplement
have been duly and validly authorized by the Company and, upon their execution and delivery by the Company and assuming due authorization, execution and delivery by the Trustee, will be valid and binding agreements of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and court decisions with respect thereto and to general principles of equity, and conform in all material respects to the description thereof in the Prospectus. The Master Indenture has been duly qualified under the Trust Indenture Act with respect to the Notes.

                        (f) The Notes have been duly authorized by the Company and the Notes to be issued on the Closing Date, when executed by the Company and authenticated by the Trustee in accordance with the Indenture, and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to general principles of equity, and the Notes will conform in all material respects to the description thereof in the Prospectus.

                        (g) The Company is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the financial condition, business, properties, net worth or results of operations of the Company.

                        (h) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from PHEAA, the Foundation, the Company or any of their affiliates any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                        (i) There are no legal or governmental proceedings pending or, to the knowledge of PHEAA, threatened or contemplated against the Company, or to which the Company or any of its properties is subject, that are not disclosed in the Prospectus and which, if adversely decided, would individually or in the aggregate have a material adverse effect on the financial condition, business, properties or results of operations of the Company, or would materially and adversely affect the ability of the Company to perform its obligations under the Basic Documents or otherwise materially affect the issuance of the Notes or the consummation of the transactions contemplated by the Basic Documents.

                        (j) Neither the offer, sale or delivery of the Notes by the Company nor the execution, delivery or performance of the Basic Documents by the Company, nor the consummation by the Company of the transactions contemplated thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals, filings or authorizations as shall have been obtained or made prior to the Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents or bylaws of the Company or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Company is a party or by which the Company or any of its properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject other than as contemplated by the Basic Documents.

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                        (k) The Company has all requisite power and authority to
execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which it is a party; the execution and delivery of, and the performance by the Company of its obligations under, the Basic Documents to which it is a party have been duly and validly authorized by the Company and the Basic Documents have been duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

                        (l) PHEAA's sale and contribution of Financed Student Loans to the Foundation and the Foundation's sale and contribution of Financed Student Loans to the Eligible Lender Trustee on behalf of the Company as of the applicable sale date described in the Sale Agreements will vest in the Eligible Lender Trustee on behalf of the Company all of PHEAA's and the Foundation's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                        (m) The Company's assignment of the Financed Student Loans to the Trustee pursuant to the Indenture will vest in the Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                        (n) The Company is not, nor as a result of the issuance and sale of the Notes as contemplated hereunder will it become, subject to registration as and "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                        (o) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes; it being understood and agreed that no such action by any Underwriter shall be deemed an action of the Company.

                        (p) The representations and warranties made by the Company in any Basic Document to which the Company is a party and made in any Officer's Certificate of the Company will be true and correct at the time made and on and as of the applicable Closing Date.

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                        (q) PHEAA is a public corporation and an instrumentality
of the Commonwealth of Pennsylvania with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the financial condition, business, properties, net worth or results of operations of PHEAA.

                        (r) There are no legal or governmental proceedings pending or, to the knowledge of PHEAA, threatened or contemplated against PHEAA, or to which PHEAA or any of its properties is subject, that are not disclosed in the Prospectus and which, if adversely decided, would individually or in the aggregate have a material adverse effect on the financial condition, business, properties or results of operations of PHEAA, or would materially and adversely affect the ability of PHEAA to perform its obligations under the Basic Documents or otherwise materially affect the issuance of the Notes or the consummation of the transactions contemplated by the Basic Documents.

                        (s) Neither the execution, delivery or performance of the Basic Documents by PHEAA, nor the consummation by PHEAA of the transactions contemplated thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals, filings or authorizations as shall have been obtained or made prior to the Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents or bylaws of PHEAA or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which PHEAA is a party or by which PHEAA or any of its properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to PHEAA or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of PHEAA pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject other than as contemplated by the Basic Documents.

                        (t) PHEAA has all requisite power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party; the execution and delivery of, and the performance by PHEAA of its obligations under, the Basic Documents to which it is a party have been duly and validly authorized by PHEAA and the Basic Documents have been duly executed and delivered by PHEAA and constitute the valid and legally binding agreements of PHEAA, enforceable against PHEAA in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

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                        (u) PHEAA has not taken and will not take, directly or
indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes; it being understood and agreed that no such action by any Underwriter shall be deemed an action of the PHEAA.

                        (v) The representations and warranties made by PHEAA in any Basic Document to which PHEAA is a party and made in any Officer's Certificate of PHEAA will be true and correct at the time made and on and as of the applicable Closing Date.

                        (w) PHEAA is not, nor as a result of the issuance and sale of the Notes as contemplated hereunder will it become, subject to registration as and "investment company" under the 1940 Act.

                        (x) The Foundation is a Pennsylvania nonprofit corporation with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the financial condition, business, properties, net worth or results of operations of the Foundation.

                        (y) There are no legal or governmental proceedings pending or, to the knowledge of the Foundation, threatened or contemplated against the Foundation, or to which the Foundation or any of its properties is subject, that are not disclosed in the Prospectus and which, if adversely decided, would individually or in the aggregate have a material adverse effect on the financial condition, business, properties or results of operations of the Foundation, or would materially and adversely affect the ability of the Foundation to perform its obligations under the Basic Documents or otherwise materially affect the issuance of the Notes or the consummation of the transactions contemplated by the Basic Documents.

                        (z) Neither the execution, delivery or performance of the Basic Documents by the Foundation, nor the consummation by the Foundation of the transactions contemplated thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals, filings or authorizations as shall have been obtained or made prior to the Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents or bylaws of the Foundation or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Foundation is a party or by which the Foundation or any of its properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Foundation or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Foundation pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject other than as contemplated by the Basic Documents.

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                        (aa) The Foundation has all requisite power and
authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party; the execution and delivery of, and the performance by the Foundation of its obligations under, the Basic Documents to which it is a party have been duly and validly authorized by the Foundation and the Basic Documents have been duly executed and delivered by the Foundation and constitute the valid and legally binding agreements of the Foundation, enforceable against the Foundation in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

                        (bb) The Foundation has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes; it being understood and agreed that no such action by any Underwriter shall be deemed an action of the Foundation.

                        (cc) The Foundation is not, nor as a result of the issuance and sale of the Notes as contemplated hereunder will it become, subject to registration as and "investment company" under the 1940 Act.

                        (dd) The representations and warranties made by the Foundation in any Basic Document to which the Foundation is a party and made in any Officer's Certificate of the Foundation will be true and correct at the time made and on and as of the applicable Closing Date.

                        (ee) The information provided to the Representative regarding the Financed Student Loans for use by the Representative in connection with the preparation of the Computational Materials is true and correct.

                4. Agreements of the Company. The Company, PHEAA, and the Foundation jointly and severally agree with each of the Underwriters as follows:

                        (a) The Company will prepare a supplement to the Prospectus setting forth the amount of the Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Notes are to be purchased by the Underwriters, either the initial public offering price or the method by which the price at which the Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Notes, and the Company will timely file such supplement to the prospectus with the SEC pursuant to Rule 424(b) under the Act, but the Company will not file any amendments to the Registration Statement as in effect with respect to the Notes or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriters, with reasonable opportunity to comment on such proposed amendment or supplement or if the Underwriters shall have reasonably objected thereto promptly after receipt thereof; the Company will immediately advise the Underwriters or the Underwriters' counsel (i) when notice is received from the SEC that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the SEC or any authority administering any state securities or Blue Sky law, as soon as the Company is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

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                        (b) If, during any time when the Prospectus relating to
the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will notify the Representative of such event and will promptly prepare and file with the SEC, at its own expense, an amendment or supplement to such Prospectus that will correct such statement or omission or an amendment that will effect such compliance. Notwithstanding the foregoing sentence, the Company shall not be required to prepare or file any such amendment or supplement after 180 days after the date of this Agreement. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                        (c) The Company will immediately inform the Underwriters
(i) of the receipt by the Company of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes and (ii) of the commencement of any lawsuit or proceeding to which the Company is a party relating to the offering or sale of the Notes.

                        (d) Prior to 180 days after the date of this Agreement, the Company will furnish to the Underwriters, without charge, copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Underwriters may reasonably request.

                        (e) During the period commencing on the Closing Date and ending 180 days thereafter, no amendment or supplement relating to or affecting the Notes will be made to the Registration Statement or Prospectus unless the Representative shall have previously been advised thereof and the Representative shall not have reasonably objected thereto after being so advised.

                        (f) The Company will cooperate with the Underwriters and with their counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

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                        (g) The Company consents to the use, in accordance with
the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Underwriters and by dealers, of the Prospectus furnished by the Company.

                        (h) To the extent, if any, that the rating or ratings provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other reasonable actions by the Company, the Company shall cause to be furnished such documents and such other actions to be taken.

                        (i) For two years after the date of this Agreement , the Company will furnish to the Underwriters (i) as soon as available, a copy of each document relating to the Notes required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the SEC thereunder, and (ii) such other information concerning the Company as the Underwriters may reasonably request from time to time.

                        (j) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Representative terminating this Agreement pursuant to Section 8 or Section 9 hereof) or if this Agreement shall be terminated by the Representative because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company and PHEAA agree to reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and expenses of their counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company for loss of profits or otherwise.

                        (k) The net proceeds from the sale of the Notes hereunder will be applied substantially in accordance with the description set forth in the Prospectus.

                        (l) Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

                        (m) Until the later of (x) two years after the date of this Agreement, and (y) the date that the Representative ceases to act as a market maker for the Notes, the Company will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee or the Company pursuant to the Servicing Agreement as soon as such statements and reports are furnished to the Trustee or the Company.

                        (n) On or before the Closing Date, the Company shall mark its accounting and other records, if any, relating to the Financed Student Loans and shall cause the Servicer, PHEAA and the Foundation to mark their respective computer records relating to the Financed Student Loans to show the absolute ownership by the Eligible Lender Trustee, as eligible lender of, and the interest of the Company in, the initial Financed Student Loans, and from and after each Closing Date the Company will take, or cause the Servicer, PHEAA and the Foundation to take, as the case may be, such actions with respect to the respective records of each with regard to any additional acquired Student Loans at the time of the acquisition thereof by the Eligible Lender Trustee on behalf of the Company, and the Company shall not take, or shall permit any other person to take, any action inconsistent with the ownership of, and the interest of the Company in, the Financed Student Loans, other than as permitted by the Basic Documents.

                        (o) For the period beginning on the date of this Agreement and ending 90 days hereafter, neither the Company nor the Foundation will, without the prior written consent of the Underwriters, offer to sell or sell notes or certificates collateralized by FFELP Loans (other than the Notes) similar to the Notes; provided, however, that this shall not be construed to prevent the sale of FFELP Loans by the Company or the Foundation. For the period beginning on the date of this Agreement and ending 90 days hereafter, PHEAA will not offer to sell or sell notes or certificates (other than the Notes) that are issued by a trust created by PHEAA or any of its affiliates and that are collateralized by FFELP Loans.

                        (p) If, at the time the Registration Statement became effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the 1933 Act, then, immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) under the 1933 Act, copies of an amended Prospectus containing all information so omitted.

                        (q) As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company's most recent Annual Report or Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

                5. Indemnification and Contribution. (a) The Company, the Foundation, and, to the extent permitted by law, PHEAA agree to indemnify and hold harmless each of the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (if used within the period set forth in Section 4(b) hereof), or in any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which (i) has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by the Representative expressly for use therein, it being understood that the only such information furnished by the Representative consists of the information described as such in Section 10 of this Agreement, or (ii) is contained in or omitted from the Computational Materials; provided, however, that the indemnification contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling an Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the of Notes by an Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the final Prospectus and such Underwriter sold Notes to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the final Prospectus (as then amended or supplemented but excluding documents incorporated by reference therein) if the Company has previously furnished sufficient copies thereof to such Underwriter. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                        (b) If any action, suit or proceeding shall be brought against an Underwriter or any person controlling an Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is materially prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. The applicable Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have failed to assume the defense and employ counsel, or (ii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the indemnifying parties and in the reasonable judgment of such counsel it is advisable for the Underwriter or such controlling person to employ separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all Underwriters and controlling persons, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

                        (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless PHEAA, the Company and the Foundation and their respective directors and officers, and any person who controls the Company or the Foundation within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company and the Foundation to the Underwriters set forth in paragraph (a) hereof, but only with respect to (i) information furnished in writing by the Representative expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus therein, it being understood that the only such information furnished by the Representative consists of the information described as such in Section 10 of this Agreement, or (ii) information contained in or omitted from the Computational Materials. If any action, suit or proceeding shall be brought against the Company, any of its directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or any Computational Materials and in respect of which indemnity may be sought against an Underwriter pursuant to this paragraph
(c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors and officers, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to indemnification from any person who was not guilty of such misrepresentation.

                        (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Underwriter on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the applicable Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and an Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by an Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                        (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 5, no Underwriter shall be required to contribute any amount in excess of the underwriting discount and commissions applicable to the Notes purchased by such Underwriter under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (e) to contribute are several in proportion to their respective underwriting obligation.

                        (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company and the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, the Company or any person controlling any of them or their respective directors or officers,
(ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriters, the Company or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 5.

                6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions precedent:

                        (a) The accuracy of and compliance with the representations, warranties and covenants of the Company, PHEAA, and the Foundation contained herein, in each case as of the date of this Agreement and as of the Closing Date.

                        (b) The performance by the Company of its obligations to be performed hereunder or under the Indenture at or prior to the Closing.

                        (c) All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

                        (d) All actions required to be taken and all filings required to be made by the Foundation or PHEAA under the Act prior to the sale of the Notes shall have been duly taken or made.

                        (e) Since the respective dates as of which information is given in the Registration Statement (or any amendment or supplement thereto), except as may otherwise be stated therein or contemplated thereby, there shall not have occurred (i) any material change, or any development or event involving a prospective material change, in or affecting the financial condition, business, properties, net worth, or results of operations of the Company, PHEAA, the Foundation, or the Servicer not contemplated by the Registration Statement, which in the opinion of the Representative, would materially adversely affect the market for the Notes, (ii) any downgrading in the rating of any debt securities of the Company, PHEAA, the Foundation, or the Servicer by any nationally recognized statistical rating organization or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company, PHEAA, the Foundation, or the Servicer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) any event or development which makes any statement made in the Registration Statement or Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Representative, materially adversely affect the market for the Notes, or (iv) the enactment of legislation by the Congress of the United States, the publication of a decision by a court of the United States or the Tax Court of the United States, or the official publication of a ruling, regulation, proposed regulation or official statement by or on behalf of the Treasury Department of the United States, the Internal Revenue Service or any other governmental agency with respect to federal taxation upon revenues or other income of the general character expected to be pledged under the Indenture or upon interest received on securities of the general character of the Notes, or which would have the effect of changing, directly or indirectly, the federal income tax consequences of interest on securities of the general character of the Notes in the hands of the holders thereof, which in the reasonable opinion of counsel to the Representative materially affects the market price of the Notes, or (v) the enactment of legislation by the State of Delaware or the Commonwealth of Pennsylvania, or the publication of a decision by a court of competent jurisdiction or any administrative tribunal of the State of Delaware or the Commonwealth of Pennsylvania or other governmental agency or department thereof, with respect to the taxation by the State of Delaware or the Commonwealth of Pennsylvania or any of their political subdivisions upon revenues or other income of the general character expected to be pledged under the Indenture, or which would have the effect of changing, directly or indirectly, the tax consequences under the State of Delaware or the Commonwealth of Pennsylvania tax law of interest on securities of the general character of the Notes in the hands of the holders thereof, which in the reasonable opinion of counsel to the Representatives materially affects the market price of the Notes.

                        (f) You shall have received an opinion addressed to you of Stevens & Lee, P.C., or other counsel satisfactory to you, dated the Closing Date, in the form attached hereto as Exhibit A.

                        (g) You shall have received an opinion addressed to you of Stevens & Lee, P.C. in its capacity as counsel for the Company, dated the Closing Date, in form and substance satisfactory to you and your counsel to the effect that the statements in the Prospectus under the headings "U.S. Federal Income Tax Considerations" and "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                        (h) You shall have received an opinion addressed to you of Squire Sanders & Dempsey, in its capacity as Underwriter's Counsel, dated the Closing Date, in form and substance satisfactory to you.

                        (i) You shall have received an opinion addressed to you of Stevens & Lee, P.C. in its capacity as counsel to PHEAA and the Foundation, dated the Closing Date in the Form of Exhibit B attached hereto.

                        (j) You shall have received an opinion addressed to you of Richards, Layton & Finger, P. A., in its capacity as counsel to the Owner Trustee, dated the Closing Date and in form and substance reasonably satisfactory to you and your counsel.

                        (k) You shall have received an opinion addressed to you from counsel to the Eligible Lender Trustee, dated the Closing Date and in form and substance reasonably satisfactory to you and your counsel.

                        (l) You shall have received an opinion addressed to you of counsel to the Trustee, dated the Closing Date and in form and substance reasonably satisfactory to you and your counsel, to the effect that:

                                (i) The Trustee is a corporation duly organized and validly existing under the laws of the State of New York.

                                (ii) The Trustee has the full corporate trust power to accept the office of indenture trustee under the Indenture and to enter into and perform its obligations under the Indenture, any Custodian Agreement and any Auction Agency Agreement.

                                (iii) The execution and delivery of each of the Indenture, any Custodian Agreements and any Auction Agency Agreement, and the performance by the Trustee of its obligations under the Indenture, any Custodian Agreements, and any Auction Agency Agreement, have been duly authorized by all necessary action of the Trustee and each has been duly executed and delivered by the Trustee.

                                (iv) The Indenture, any Custodian Agreements, and any Auction Agency Agreement constitute valid and binding obligations of the Trustee enforceable against the Trustee.

                                (v) The execution and delivery by the Trustee of the Indenture, any Custodian Agreement, and any Auction Agency Agreement do not require any consent, approval or authorization of, or any registration or filing with, any state or United States governmental authority.

                                (vi) Neither the consummation by the Trustee of the transactions contemplated in the Indenture, any Custodian Agreements, and any Auction Agency Agreement nor the fulfillment of the terms thereof by the Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, by-laws or other organizational documents of the Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trustee or any of its subsidiaries.

                        (m) You shall have received certificates addressed to you dated the Closing Date of any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of PHEAA, the Foundation and the Servicer in which such officers, without personal liability, shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of PHEAA, the Foundation or the Servicer, as the case may be, contained in the respective Sale Agreement and the Servicing Agreement, as applicable, are true and correct in all material respects, that each of PHEAA, the Foundation and the Servicer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, (ii) that they have reviewed the Prospectus and that the information therein regarding PHEAA, the Foundation or the Servicer, as applicable, does not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading , and (iii) since the date set forth in such certificate, except as may be disclosed in the Prospectus, no material adverse change in or affecting the business or properties of PHEAA, the Foundation or the Servicer, as applicable, has occurred.

                        (n) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of (i) the Secretary of State of the State of Delaware reflecting the grant of the security interest by the Company in the Financed Student Loans and the proceeds thereof to the Trustee, and (ii) the Secretary of State of the Commonwealth of Pennsylvania reflecting the transfer of the Financed Student Loans from PHEAA to the Company and from the Company to the Foundation.

                        (o) The Underwriters shall have received on the Closing Date from KPMG LLP a letter dated the Closing Date, and in form and substance satisfactory to the Representative, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information regarding the Financed Student Loans and setting forth the results of such specified procedures (a "Comfort Letter").

                        (p) All the representations and warranties of the Company contained in the Basic Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date and the Underwriters shall have received a certificate, dated the Closing Date and signed by an executive officer of the Foundation, without personal liability, to the effect set forth in this Section 6(p).

                        (q) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                        (r) The Underwriters shall have received by instrument dated the Closing Date (at the option of the Representative), in lieu of or in addition to the legal opinions referred to in this Section 6, the right to rely on opinions provided by such counsel and all other counsel under the terms of the Basic Documents.

                        (s) Fitch Ratings ("Fitch"), Moody's Investors Services, Inc. ("Moody's"), and Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies ("S&P"), shall have rated (1) the Class A Notes "AAA", "Aaa", and "AAA", respectively, and rated the Class B Notes at least "A", "A2", and "A", respectively, and there shall not have been any announcement by any of Fitch, Moody's or S&P that (i) it is downgrading any of its ratings assigned to the Notes or (ii) it is reviewing its ratings assigned to the Notes with a view to possible downgrading, or with negative implications, or direction not determined.

                        (t) You shall have received evidence satisfactory to you of the completion of all actions necessary to effect the transfer of the Financed Student Loans as described in the Prospectus and the recordation thereof on PHEAA's, the Company's, the Servicer's, and the Foundation's computer systems.

                        (u) You shall have received certificates addressed to you dated the Closing Date from officers of the Foundation, without personal liability, addressing such additional matters as you may reasonably request in form and substance satisfactory to you and your counsel.

                        (v) You shall have received specimens of the Notes and a copy of the written order of the Company to the Indenture Trustee to authenticate and deliver the Notes.

                        (w) You shall have received an executed copy of each of the Basic Documents.

                        (x) You shall have received copies of such other opinions, certificates and documents as are required under the Indenture as a condition to the issuance of the Notes.

                        (y) You shall have received a ratings letter from each of Fitch, Moody's, and S&P setting forth the ratings required under Section 6(s) hereof.

                        (z) You shall have received an opinion of counsel to each Guarantor of the Financed Student Loans in form and substance reasonably satisfactory to the Representative.

                        (aa) You shall have received a certificate of each Guarantor of the Financed Student Loans and signed by an officer of the Guarantor in form and substance reasonably satisfactory to the Representative.

                        The Company will provide or cause to be provided to you such conformed copies of such of the foregoing opinions, notes, letters and documents as you reasonably request.

                7. Expenses. The Company agrees to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation of the Registration Statement, the Prospectus and each amendment or supplement to any of them, this Agreement, and each other Basic Document; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Notes; (iv) the printing (or reproduction) and delivery of the preliminary and supplemental Blue Sky Memoranda; (v) qualification of the Indenture under the Trust Indenture Act;
(vi) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the fees and disbursements of (A) the Company's counsel, (B) the Trustee and its counsel, (C) the Owner Trustee and its counsel, (D) the Depository Trust Company in connection with the book-entry registration of the Notes, (E) the SEC and (F) KPMG LLP, accountants for the Company and issuer of the Comfort Letter described in Section 6(o); and (viii) the fees charged by S&P, Fitch and Moody's for rating the Notes.

                8. Effective Date of Agreement. This Agreement shall be deemed effective as of the date first above written upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Representative, or by the Representative, by notifying the Company.

                        Any notice under this Section 8 may be given by telecopy or telephone but shall be subsequently confirmed by letter.

                9. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representative, without liability on the part of the Underwriters to the Company, by notice to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Prospectus, as applicable, or to enforce contracts for the resale of the Notes by the Underwriters. Notice of such termination may be given to the Company by telecopy or telephone and shall be subsequently confirmed by letter.

                10. Information Furnished by the Underwriters. The statements set forth under the heading "Plan of Distribution" in the Prospectus Supplement and the penultimate paragraph over the names of the Underwriters on the cover (page 1) of the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3(b) and 5 hereof.

                11.     [Reserved].

                12. Computational Materials. (a) It is understood that the Underwriters may prepare and provide to prospective investors certain Computational Materials (as defined below) in connection with the Company's offering of the Notes, subject to the following conditions:

                                (i) The Underwriters shall comply with all applicable laws and regulations in connection with the use of Computational Materials including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters").

                                (ii) As used herein, "Computational Materials" and the term "ABS Term Sheets" shall have the meanings given such terms in the Kidder/PSA Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of an Underwriter.

                                (iii) Each Underwriter shall provide the Company with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Company for use by such Underwriter. Each Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 16(b), copies (in electronic form) of all Computational Materials that are to be filed with the Commission pursuant to the Kidder/PSA Letters. Each Underwriter may provide copies of the foregoing in a consolidated or aggregated form. All Computational Materials described in this subsection (a)(iii) must be provided to the Company not later than 12:00 p.m., New York City time, one business day before filing thereof is required pursuant to the terms of this Agreement.

                                (iv) If an Underwriter does not provide the Computational Materials to the Company pursuant to subsection (a)(iii) above, such Underwriter shall be deemed to have represented, as of the applicable Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

                                (v) In the event of any delay in the delivery by an Underwriter to the Company of all Computational Materials required to be delivered in accordance with subsection (a)(iii) above, the Company shall have the right to delay the release of the Prospectus to investors or to such Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 16(b) to file the Computational Materials by the time specified therein.

                        (b) The Company shall file the Computational Materials (if any) provided to it by the Underwriter under Section 16(a)(iii) with the Commission pursuant to a Current Report on Form 8-K no later than 5:30 P.M., New York City time, on the date required pursuant to the Kidder/PSA Letters.

                        (c) Each Underwriter represents and warrants to the Company that the Computational Materials provided by it to any investor and to the Company do not contain any misleading statement or omit to state any material fact necessary to make the Computational Materials not misleading.

                13. Survival of Representations and Warranties. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes.

                14. Miscellaneous. Except as otherwise provided in Sections 5, 8 and 9 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at 1200 North Seventh Street, Harrisburg, PA 17102-1444, Attention: Timothy Guenther ( with a copy to Kenneth R. Dugan, Stevens & Lee, 111 North Sixth Street, Reading, Pennsylvania 19603), and (ii) if to the Underwriters, to Citigroup, 388 Greenwich Street, 35th Floor, New York, New York 10013, Attention: Kenneth Becker.

                        This Agreement has been and is made solely for the benefit of the Underwriters, the Company, their respective directors, officers, trustees and controlling persons referred to in Section 5 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from an Underwriter of any of the Notes in his status as such purchaser.

                15. Assignment. This Agreement cannot be assigned by the Company or the Underwriters without the written consent of the Company and each Underwriter.

                16. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be inoperative, invalid or unenforceable as applied in any particular case in any jurisdiction because it conflicts with any provisions of any constitution, statute, rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question or inoperable or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatever.

                17. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof.

                        This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

                        Please confirm that the foregoing correctly sets forth the agreement between the Company, PHEAA, the Foundation and the Underwriters.

                                        Very truly yours,

                                        PHEAA Student Loan Trust I
                                        By The Pennsylvania Higher Education
                                        Assistance Agency, as Administrator

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        The Pennsylvania Higher Education
                                        Assistance Agency

                                        By
                                           -------------------------------------
                                             Name:
                                             Title:

                                        PHEAA Student Loan Foundation, Inc.

                                        By
                                           -------------------------------------
                                             Name:
                                             Title:

Confirmed as of the date first above mentioned.

________________________________________________,
acting on behalf of itself and as Representative of the Underwriters

By:
   --------------------------------------
Name:
Title:

                                   SCHEDULE A

       NOTES        UNDERWRITER      PRICE TO     UNDERWRITING    PROCEEDS TO
                                      PUBLIC        DISCOUNT        ISSUER

Class A-1                                 100%
Class A-2                                 100%
Class A-3                                 100%
Class A-4                                 100%
Class B-1                                 100%
Total                                     100%